                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 20, 2000, except for Note 5 as to which the date is June 21,
2000 and Note 11 as to which the date is October   , 2000, relating to the
financial statements of Kyphon Inc. at December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California

October 18, 2000